FIRST AMENDMENT TO TRACY CULVER CASWELL'S JUNE 30TH, 2006 EXECUTIVE EMPLOYMENT AGREEMENT

WHEREAS, Tracy Culver Caswell (the "Executive") and SmartVideo Technologies, Inc. (the "Company") hereby desire to amend the Executive's June 30th, 2006 Executive Employment Agreement to add the following provision:

17. Arbitration.

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be adjudicated through binding arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in Atlanta, Georgia, with the Company bearing the responsibility for the filing costs charged by the AAA for such arbitration. However, the provisions of this Section will not prevent the Company from instituting an action in a court of law under this Agreement for specific performance of this Agreement or temporary or permanent injunctive relief as provided in Section 10 of the "Non-Compete, Non-Disclosure and Non-Solicitation Agreement" incorporated by reference into this Agreement.

Any party who desires to submit a claim to arbitration in accordance with this Section shall file its demand for arbitration with AAA within thirty (30) days of the event or incident giving rise to the claim. A copy of said demand shall be served on the other party in accordance with the notice provisions in Section 14 of this Agreement. The parties agree that they shall attempt in good faith to select an arbitrator by mutual agreement within twenty (20) days after the responding party's receipt of the demand for arbitration. If the parties do not agree on the selection of an arbitrator within that timeframe, the selection shall be made pursuant to the rules, from the panels of arbitrators maintained by the AAA. If the Employee prevails in the dispute, the Company will pay and be financially responsible for all costs, expenses, reasonable attorneys' fees and reasonable expenses of the arbitrator incurred by the Employee (or the Employee's estate in the event of his death) in connection with the dispute. Any award rendered by the arbitrator shall be accompanied by a written opinion providing the reasons for the award.

By the Company: [signature]
By the Employee: TCC

All other terms and conditions of the June 30th, 2006 Executive Employment Agreement between Executive and the Company remain in full force and effect.

Agreed to this 25th day of July, 2006.

By Executive: Tracy C. Caswell
Tracy Culver Caswell:

By the Company: William [signature]

Its: Vice President – Finance